EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of this Amendment to Schedule 13D, including further amendments thereto, with respect to the shares of Common Stock, par value $1.00 per share, of Rollins, Inc. and further agrees that this Joint Filing Agreement be filed with the Securities and Exchange Commission as an exhibit to such filing; provided, however, that no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate (as provided in Rule 13d-1(k)(1)(ii)). This Joint Filing Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the persons named below have executed this Joint Filing Agreement as of the date set forth below.

/s/ Gary W. Rollins	Date: November 12, 2025

GARY W. ROLLINS, individually, and

As Co-Trustee of the GARY W. ROLLINS VOTING TRUST U/A DATED SEPTEMBER 14, 1994

/s/ Wesley N. Slagle	Date: November 12, 2025

As Secretary of LOR, Inc., in its capacity as Manager of RFT INVESTMENT COMPANY, LLC, and

As Secretary of LOR, Inc., in its capacity as Manager of RFA MANAGEMENT COMPANY, LLC, and

As Secretary of
ROLLINS HOLDING COMPANY, INC., and

As Secretary of LOR, Inc., in its capacity as Manager of RCTLOR, LLC, and

As Secretary of LOR, INC.

2007 GWR GRANDCHILDREN’S PARTNERSHIP

By:	/s/ Timothy C. Rollins	Date: November 12, 2025

Timothy C. Rollins, as co-trustee of the 1976 GWR Trusts, each a General Partner

/s/ Amy R. Kreisler	Date: November 12, 2025
AMY R. KREISLER, individually, and

As Co-Trustee of the MARGARET H. ROLLINS 2014 TRUST, and

As Co-Trustee of the R. RANDALL ROLLINS VOTING TRUST U/A DATED AUGUST 25, 1994, and

As Co-Trustee of the GARY W. ROLLINS VOTING TRUST U/A DATED SEPTEMBER 14, 1994

/s/ Pamela R. Rollins	Date: November 12, 2025
PAMELA R. ROLLINS, individually, and

As Co-Trustee of the MARGARET H. ROLLINS 2014 TRUST, and

As Co-Trustee of the R. RANDALL ROLLINS VOTING TRUST U/A DATED AUGUST 25, 1994, and

As Co-Trustee of the GARY W. ROLLINS VOTING TRUST U/A DATED SEPTEMBER 14, 1994

/s/ Timothy C. Rollins	Date: November 12, 2025
TIMOTHY C. ROLLINS, individually, and

As Co-Trustee of the MARGARET H. ROLLINS 2014 TRUST, and

As Co-Trustee of the R. RANDALL ROLLINS VOTING TRUST U/A DATED AUGUST 25, 1994, and

As Co-Trustee of the GARY W. ROLLINS VOTING TRUST U/A DATED SEPTEMBER 14, 1994